Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Cemtrex Inc.

19, Engineers Lane,

Farmingdale, NY, 11735 USA.

We hereby consent to the use of our report dated December 18, 2015 with respect to the financial statements of Cemtrex Inc. incorporated by reference in the Registration Statement on Form S-3 to be filed on or about April 11, 2016. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Bharat Parikh & Associates
Bharat Parikh & Associates
4940, McDermott Road,
Plano, TX 75024, USA.